SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 26, 2008 (March 20, 2008)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On Thursday, March 20, 2008, VirtualScopics Inc., Board Chairman Robert Klimasewski received a letter of resignation by e-mail from Director Saara Totterman. All other Board members were copied in on the letter of resignation. This disclosure is made pursuant to Item 5.02(a) on Form 8-K regarding resignation of directors in disagreement with the Company.

The letter does not specifically state the nature of the disagreement that caused Director Totterman to resign. By letter dated March 18, 2008, Chairman Klimasewski, on behalf of himself and the other directors, had requested Director Totterman’s resignation. They requested her resignation because they believed, among other things, that her actions in selling a significant amount of stock in the open market on March 3, 2008 and March 4, 2008 and without following the Company’s trading pre-clearance policy, were incompatible with her obligations as a director of the Company. On March 5, 2008, the Company issued a press release responding to unusual trading activity in its stock on March 3rd and 4th stating that it believed the high trading volume and decline in share price was a result of a few large volume sales by one or two stockholders. On March 12, 2008, Director Totterman filed a Form 4 reporting aggregate sales of 150,000 shares on March 3rd and 4th. On March 13, 2008, Director Totterman filed a Form 4 reporting aggregate sales of 40,000 shares on March 12th and 13th.The average trading volume in the Company’s stock prior to these initial sales on March 3rd and 4th was approximately 15,000 shares per day.

In November 2007, the Board of Directors unanimously approved certain strategic operational measures to help strengthen the Company’s operational infrastructure and financial position. These measures included the realignment of the Company’s resources including its research group where Director Totterman was employed, which ultimately led to the elimination of her position with the Company. The Board’s unanimous approval included the affirmative vote of Director Totterman. On February 26, 2008, the Board of Directors approved its slate of directors for its 2008 Annual Meeting and did not re-nominate Director Totterman.

Subject to SEC review of the preliminary proxy statement, the Company will be filing a definitive proxy statement and other relevant documents with the SEC with respect to the election of directors and other matters to be addressed at the annual meeting. Investors should read the proxy statement when it is available because it contains important information. Investors will be able to obtain the proxy statement, and any other relevant documents, free of charge at the Securities and Exchange Commission's website, http://www.sec.gov and at the Company's website, http://www.virtualscopics.com. Copies of the proxy statement, and other relevant documents, can also be obtained free of charge by directing a request to the Company at 500 Linden Oaks, Rochester, New York 14625, Attention: Accounting Manager. The respective directors and executive officers of VirtualScopics, Inc., may be deemed to be participants in the solicitation of proxies with respect to the annual meeting. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the Securities and Exchange Commission.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s changes to its operational infrastructure and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

Item 9.01

(d) Exhibits

Exhibit Number	Description

17.1	Letter from Saara Totterman to Robert Klimasewski, Chairman of the Board of Directors of VirtualScopics, Inc., received on March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: March 26, 2008	By:	/s/ Molly Henderson
Name: Molly Henderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

17.1	Letter from Saara Totterman to Robert Klimasewski, Chairman of the Board of Directors of VirtualScopics, Inc., received on March 20, 2008.